Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, Inc.
(877) 280-2857
(215) 553-8455 (fax)

ATLAS ENERGY, INC. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE SECOND QUARTER 2010

Pittsburgh, PA – August 3, 2010, Atlas Energy, Inc. (NASDAQ: ATLS) (“Atlas” or “the Company”) today reported operating and financial results for the second quarter 2010.

Second Quarter 2010 Highlights & Results

•	Highlights of the second quarter 2010 included the following:

•

Average daily Appalachia production in the second quarter 2010 increased to a record of approximately 55 million cubic feet of natural gas equivalents (“Mmcfe”) per day, an increase of approximately 21% from the first quarter 2010, due primarily to the Company’s development of its Marcellus Shale position. Gross Marcellus Shale production grew to approximately 82 Mmcfe per day (over 33 Mmcfe/d net) by the end of the second quarter 2010;

•	Total company average daily production also reached a record level of approximately 110 Mmcfe per day in the second quarter 2010;

•

Average realized natural gas prices for the second quarter 2010, net of the effects of financial hedging, were $7.09 per thousand cubic feet (“mcf”), exceeding the average market price of $4.32 per mcf by $2.77;

•

Atlas continued to generate strong drilling results from the Marcellus Shale, with recently completed wells producing at initial rates in excess of 5 million cubic feet (“Mmcf”) per day, and expected average first year daily production rates of approximately 2 Mmcf per day; and,

•	On July 10, 2010, the Company’s Board of Directors authorized the repurchase of up to $100 million of the Company’s outstanding shares.

•

On a GAAP basis, the Company recognized net income of $175.9 million for the second quarter 2010 compared with net income of $9.4 million for the prior year second quarter. The large increase in second quarter 2010 net income compared to the prior year quarter was due primarily to a gain recognized on Marcellus Shale assets contributed to the Company’s joint venture with Reliance Industries, Ltd. (“Reliance”). The joint venture transaction closed April 20, 2010.

•

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP measure, for the Company’s exploration and production operations (“E&P Operations”) was $52.5 million for the second quarter 2010, as compared with $85.8 million for the prior year comparable quarter. The prior year comparable quarter’s results were enhanced by a $28.5 million hedge monetization gain and average realized prices that exceeded price realizations in the second quarter 2010. Increased production volumes in the second quarter 2010 partially offset the decline in realized prices. A reconciliation of net income to adjusted EBITDA is provided in the financial tables of this release.

•

On July 27, 2010, Atlas Pipeline Partners, L.P. (NYSE: APL), a subsidiary of the Company, entered into a definitive agreement to sell its Elk City gathering and processing system in western Oklahoma to Enbridge Energy Partners, L.P. (NYSE: EEP) for $682 million. Upon closing of the transaction, APL will significantly reduce its outstanding debt, increase its liquidity position and improve the ability to fund its future capital commitments, particularly in Laurel Mountain Midstream, LLC (“Laurel Mountain”), its Appalachia midstream joint venture with The Williams Companies (NYSE: WMB). The Company currently owns 1.1 million common units of APL and 17.8 million common units of Atlas Pipeline Holdings, L.P. (NYSE: AHD), which holds the general partner of APL.

Partnership Management Segment

•

Partnership management margin (1) was $11.5 million for the second quarter 2010, compared to $15.0 million for the prior year comparable quarter. The lower partnership management margin in the second quarter 2010 compared to the prior year was due primarily to the comparable year over year timing of funds raised for the direct investment programs.

•	The Company is currently marketing the $150 million Atlas Resources Series 28-2010 drilling program (2). Atlas is targeting to raise $250 million to $300 million in partnership funds in 2010.

(1)	Partnership management margin is comprised of Well Construction & Completion margin, Well Services margin and Administration & Oversight Fee revenues.
(2)

Atlas Energy’s subsidiary serves as managing general partner of the partnership. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Anthem Securities, Inc. (a subsidiary of Atlas Energy), 1550 Coraopolis Heights Rd. – 3rd Floor, Moon Township, PA 15108.

Appalachia Operations

•	Atlas had average net daily natural gas production in its Appalachia segment of 54.9 million cubic feet equivalents (“Mmcfe”) per day during the second quarter 2010.

•

Currently, Atlas and Reliance jointly control approximately 342,000 net Marcellus Shale acres in the area of mutual interest (“AMI”) for purposes of their joint venture development. Atlas also controls an additional 280,000 acres prospective for the Marcellus Shale outside of the AMI.

•

The Company’s drilling plan in its joint venture with Reliance calls for 45 Marcellus Shale horizontal wells to be drilled in 2010, 108 wells in 2011, 171 wells in 2012, and 300 wells per year thereafter. Please refer to the Company’s operational update and outlook provided on July 7, 2010.

Michigan/Indiana Operations

•	Natural gas production from the Michigan/Indiana segment averaged 55.0 Mmcfe per day during the second quarter 2010.

•

Atlas currently controls approximately 105,000 net acres (136,000 gross acres) in the emerging Utica/Collingwood Shale play of northwestern Michigan. At June 30, 2010, the Company also had approximately 274,000 net acres in the Antrim Shale of Michigan, of which approximately 27,000 were undeveloped. Atlas maintains over 500 proved infill drilling locations in the Antrim Shale. Atlas Energy had access to approximately 130,000 net acres in the biogenic New Albany Shale as of June 30, 2010, with over 450 potential locations.

Corporate and Other

•

Cash general and administrative expense, excluding amounts attributable to APL and Atlas Pipeline Holdings, L.P. (“AHD”), was $14.6 million for the second quarter 2010 compared with $11.9 million for the prior year comparable quarter. The $2.7 million increase was principally related to the continued expansion of the Company’s Marcellus Shale operations. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•

Depreciation, depletion and amortization expense, excluding amounts attributable to APL and AHD, was $30.5 million for the second quarter 2010 compared with $27.3 million for the prior year comparable quarter. The increase was due primarily to an overall increase in the Company’s natural gas production between periods. See the consolidating statements of operations provided in the financial tables of this release.

•

Cash interest expense, excluding amounts attributable to APL and AHD, was $15.6 million for the second quarter 2010 compared with $14.1 million for the prior year second quarter. The increase in interest expense was primarily due to Atlas Energy Resources, LLC’s (“ATN”), the Company’s wholly-owned subsidiary, $200 million 12.125% senior note offering in July 2009, partially offset by lower average borrowings under its credit facility. See the consolidating statements of operations provided in the financial tables of this release.

•	As of June 30, 2010, Atlas’ long term debt balance included the following:

•	$400.0 million principal amount of ATN’s 10.75% senior notes due in 2017;

•	$200.0 million principal amount of ATN’s 12.125% senior notes due in 2018; and

•	$88.0 million outstanding on ATN’s $550 million revolving credit facility.

Hedging Summary

•

The Company entered into additional derivative contracts during the second quarter 2010 for its natural gas production and currently estimates a mark-to-market hedge gain of more than $100 million from its remaining future hedge positions. Atlas currently has approximately 95 Bcfe of its future production hedged through 2014. A summary of the Company’s current derivative positions as of August 3, 2010 is as follows:

Natural Gas

Fixed Price Swaps

Production Period Ended December 31,	Average Fixed Price (per mcf)(a)(b)	Volumes (per mcf)(a)
2010(c)	$7.67	13,668,596
2011	$6.56	17,991,859
2012	$6.66	14,562,667
2013	$6.88	9,833,935
2014	$6.18	5,408,903

Costless Collars

Production Period Ended December 31,	Average Floor Price (per mcf)(a)(b)	Average Ceiling Price (per mcf)(a)(b)	Volumes (per mcf)(a)
2010(c)	$7.32	$8.51	1,482,706
2011	$6.05	$7.13	8,852,421
2012	$6.20	$7.28	8,722,278
2013	$6.25	$7.41	10,341,723
2014	$6.21	$7.35	3,471,574

Crude Oil

Fixed Price Swaps

Production Period Ended December 31,	Average Fixed Price (per bbl)(a)	Volumes (bbls)(a)
2010(c)	$97.06	19,145
2011	$69.77	32,194
2012	$71.55	26,139
2013	$72.26	5,900

Costless Collars

Production Period Ended December 31,	Average Floor Price (per bbl)(a)	Average Ceiling Price (per bbl)(a)	Volumes (bbls)(a)
2010(c)	$85.00	$112.21	12,155
2011	$60.00	$80.92	20,361
2012	$60.00	$86.50	16,777
2013	$60.00	$88.90	3,540

(a )	“Mcf” represents thousand cubic feet; “bbl” represents barrel.
(b )	Includes an estimated positive basis differential and Btu (British thermal units) adjustment.
( c )	Reflects hedges covering the last six months of 2010.

Interest in Atlas Pipeline and Atlas Pipeline Holdings

Through the Company’s controlling interest in AHD, which owns and operates the general partner of APL and owns 5.8 million limited partner units in APL, the Company recognizes approximately 10% of APL’s net income (loss) after eliminating non-controlling interests. A consolidating statement of operations and balance sheet has been provided in the financial tables of the release, which segregates the Company’s E&P Operations financial results from the APL midstream financial results.

*    *    *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, Inc.’s second quarter 2010 results on Wednesday, August 4, 2010 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 12:00 p.m. ET on August 4, 2010 by dialing 888-286-8010, passcode: 44467180.

At June 30, 2010, the Company had a 100.0% ownership interest in ATN, an approximate 2.1% direct ownership interest in APL, a publicly-traded limited partnership, and an approximate 64.3% limited partner interest and 100% of the general partner interest in AHD. The Company’s financial results are presented on a consolidated basis with those of ATN, AHD, and APL. Non-controlling interests in ATN, AHD, and APL are reflected as income (expense) in the Company’s consolidated statements of operations and as a component of shareholders’ equity on its consolidated balance sheets. A consolidating statement of operations and balance sheet has also been provided in the financial tables to the release for the comparable periods presented.

Please refer to the respective AHD and APL earnings releases for more information with regard to their second quarter 2010 financial results.

Atlas Energy, Inc. is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in Pennsylvania. Atlas Energy, Inc. is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships. Atlas Energy also owns 1.1 million common units and 8,000 preferred units in Atlas Pipeline Partners, L.P. and a 64% controlling interest in Atlas Pipeline Holdings. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, northern and western Texas and the Texas panhandle, APL owns and operates eight active gas processing plants and a treating facility, as well as approximately 10,300 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with Williams in Laurel Mountain Midstream, LLC, which manages the natural gas gathering system in that region, namely from the Marcellus Shale in southwestern Pennsylvania. For more information, visit APL’s website at www.atlaspipelinepartners.com or contact investorrelations@atlaspipelinepartners.com.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of APL, through which it owns a 1.9% general partner interest, all the incentive distribution rights and approximately 5.8 million common units of APL.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Atlas Energy, Inc. cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity price; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; the Company’s level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date hereof, and the Company assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Gas and oil production	$69,188	$69,979	$133,097	$141,922
Well construction and completion	43,295	63,367	115,937	175,735
Transmission, gathering and processing	251,417	186,103	531,083	349,770
Administration and oversight	1,865	2,642	3,912	6,495
Well services	5,743	4,806	11,055	9,899
Gain (loss) on mark-to-market derivatives(1)	8,072	(18,593)	12,205	(18,277)
Other, net	3,860	1,964	8,117	6,845

Total revenues	383,440	310,268	815,406	672,389

Costs and expenses:
Gas and oil production	13,096	9,803	25,380	21,089
Well construction and completion	36,682	53,701	98,243	149,098
Transmission, gathering and processing	209,927	150,363	439,984	302,890
Well services	2,697	2,120	5,275	4,544
General and administrative	25,336	21,657	56,147	49,553
Depreciation, depletion and amortization	53,366	50,272	102,620	100,967

Total costs and expenses	341,104	287,916	727,649	628,141

Operating income	42,336	22,352	87,757	44,248
Gain on asset sales	288,643	105,691	285,634	105,691
Interest expense	(41,596)	(41,948)	(86,195)	(76,568)

Income from continuing operations before income tax provision	289,383	86,095	287,196	73,371
Income tax provision	113,229	3,677	111,821	6,271

Net income from continuing operations	176,154	82,418	175,375	67,100
Discontinued operations:
Gain on sale of discontinued operations (net of income tax provision of $2,228 for the three and six months ended June 30, 2009)	—	48,851	—	48,851
Income from discontinued operations (net of income tax provision of $99 and $498 for the three and six months ended June 30, 2009, respectively)	—	2,441	—	10,918

Net income	176,154	133,710	175,375	126,869
Income attributable to non-controlling interests	(302)	(124,342)	(1,624)	(112,858)

Net income attributable to common shareholders	$175,852	$9,368	$173,751	$14,011

Net income attributable to common shareholders per share – basic:
Income from continuing operations attributable to common shareholders	$2.24	$0.15	$2.22	$0.25
Income from discontinued operations attributable to common shareholders	—	0.09	—	0.11

Net income attributable to common shareholders	$2.24	$0.24	$2.22	$0.36

Net income attributable to common shareholders per share – diluted:
Income from continuing operations attributable to common shareholders	$2.16	$0.15	$2.14	$0.24
Income from discontinued operations attributable to common shareholders	—	0.09	—	0.11

Net income attributable to common shareholders	$2.16	$0.24	$2.14	$0.35

Weighted average common shares outstanding:
Basic	78,350	39,432	78,275	39,297

Diluted	81,373	39,803	81,217	39,717

Income attributable to common shareholders:
Income from continuing operations (net of income tax provision of $113,229 and $3,677 for the three months ended June 30, 2010 and 2009, respectively, and $111,821 and $6,271 for the six months ended June 30, 2010 and 2009, respectively)	$175,852	$5,738	$173,751	$9,758
Income from discontinued operations (net of income tax provision of $2,327 and $2,726 for the three and six months ended June 30, 2009, respectively)	—	3,630	—	4,253

Net income attributable to common shareholders	$175,852	$9,368	$173,751	$14,011

(1)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of the Company’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of the Company.

ATLAS ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$91,904	$20,627
Accounts receivable	160,437	172,848
Current portion of derivative asset	94,626	74,064
Subscriptions receivable from Partnerships	—	47,275
Prepaid expenses and other	31,590	31,010
Prepaid and deferred taxes	—	1,559

Total current assets	378,557	347,383
Property, plant and equipment, net	3,650,801	3,555,802
Goodwill and intangible assets, net	192,997	206,130
Long-term derivative asset	111,441	59,291
Investment in Laurel Mountain joint venture	134,504	132,990
Long-term portion of deferred tax asset	—	29,734
Other assets, net	84,958	74,833

	$4,553,258	$4,406,163

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$600	$8,000
Accounts payable	114,492	99,748
Liabilities associated with drilling contracts	36,012	122,532
Accrued producer liabilities	60,201	66,211
Current portion of derivative liability	5,125	38,485
Current portion of derivative payable to Partnerships	28,610	22,382
Accrued interest	30,616	38,898
Accrued well drilling and completion costs	81,539	89,261
Current portion of deferred tax liability	23,554	26,415
Leasehold acquisition liability	41,949	—
Accrued and other current liabilities	39,028	46,142

Total current liabilities	461,726	558,074
Long-term debt, less current portion	1,898,019	2,040,572
Long-term derivative liability	44,546	25,441
Long-term derivative payable to Partnerships	40,362	22,380
Long-term portion of deferred tax liability	99,261	—
Other long-term liabilities	60,009	56,180
Shareholders’ equity:
Shareholders’ equity	1,247,788	1,065,290
Accumulated other comprehensive income	85,929	58,022

	1,333,717	1,123,312
Non-controlling interests	615,618	580,204

Total shareholders’ equity	1,949,335	1,703,516

	$4,553,258	$4,406,163

ATLAS ENERGY, INC.

Financial and Operating Highlights

	Three Months Ended June 30,			Six Months Ended June 30,
	2010		2009	2010		2009
Net income attributable to common shareholders per share – basic	$2.24		$0.24	$2.22		$0.36
Adjusted net income attributable to common shareholders per share – basic(1)	$0.04		$0.33	$0.23		$0.54
Pro forma adjusted net income attributable to common shareholders per share – basic(1)	$0.04		$0.36	$0.23		$0.55
E&P Operations Discretionary Cash Flow per share(2)	$0.47		$0.92	$1.14		$1.58
Production revenues (in thousands):
Natural gas	$64,462		$66,897	$124,004		$136,771
Oil	4,726	(3)	3,082	9,093	(3)	5,151

Total production revenues	$69,188	(3)	$69,979	$133,097	(3)	$141,922

Production volume:(4)(5)
Appalachia:
Natural gas (Mcfd)	49,689		40,770	44,886		40,341
Oil (Bpd)	864	(6)	472	866	(6)	433

Total (Mcfed)	54,876	(6)	43,603	50,084	(6)	42,939

Michigan/Indiana:
Natural gas (Mcfd)	54,806		58,058	54,662		58,154
Oil (Bpd)	29	(6)	11	32	(6)	9

Total (Mcfed)	54,982	(6)	58,127	54,851	(6)	58,207

Total:
Natural gas (Mcfd)	104,495		98,828	99,547		98,495
Oil (Bpd)	894	(6)	484	898	(6)	442

Total (Mcfed)	109,858	(6)	101,730	104,935	(6)	101,146

Average sales prices:(5)
Natural gas (per Mcf)(7) (8)	$7.09		$7.64	$7.34		$7.86
Oil (per Bbl)(9)	78.20		70.01	75.12		64.41
Production costs:(5)(10)
Lease operating expenses per Mcfe	$0.87		$0.82	$0.87		$0.86
Production taxes per Mcfe	0.14		0.14	0.17		0.17

Total production costs per Mcfe	$1.01		$0.96	$1.04		$1.03
Depletion per Mcfe(5)	$2.92		$2.82	$2.87		$2.90

(1)

A reconciliation from net income to adjusted net income attributable to common shareholders per share and pro forma adjusted net income attributable to common shareholders per share is provided in the financial tables of this release.

(2)

Calculation consists of discretionary cash flow divided by pro forma weighted average common shares outstanding for the respective period. A reconciliation from net income to discretionary cash flow is provided in the financial tables of this release. Pro forma weighted average common shares outstanding for the respective period consists of the historical basic weighted average shares of the Company for the respective period, adjusted for the 38.8 million shares of the Company’s common stock issued in connection with the Merger.

(3)	Includes NGL production revenue for the three and six months ended June 30, 2010.
(4)

Production quantities consist of the sum of (i) the Company’s proportionate share of production from wells in which it has a direct interest, based on the Company’s proportionate net revenue interest in such wells, and (ii) the Company’s proportionate share of production from wells owned by the investment partnerships in which the Company has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(5)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(6)	Includes NGL production volume for the three and six months ended June 30, 2010.
(7)

The Company’s average sales price for natural gas before the effects of financial hedging was $4.32 per Mcf and $3.65 per Mcf for the three months ended June 30, 2010 and 2009, respectively, and $4.96 per Mcf and $4.42 per Mcf for the six months ended June 30, 2010 and 2009, respectively. These amounts exclude the impact of certain allocations of production revenues to investor partners within the investor partnerships. Including the effects of these allocations, average gas sales prices were $6.76 per Mcf ($3.99 per Mcf before the effects of financial hedging) and $7.49 per Mcf ($3.50 per Mcf before the effects of financial hedging) for the three months ended June 30, 2010 and 2009, respectively, and $6.89 per Mcf ($4.51 per Mcf before the effects of financial hedging) and $7.79 per Mcf ($4.35 per Mcf before the effects of financial hedging) for the six months ended June 30, 2010 and 2009, respectively.

(8)

Includes adjustments of $(0.1) million and $0.5 million for the three months ended June 30, 2010 and 2009, respectively, and $0.2 million and $2.1 million for the six months ended June 30, 2010 and 2009, respectively, related to cash proceeds received and payments made in June 2007 from the settlement of ineffective derivatives associated with the acquisition of the Company’s Michigan operations.

(9)

The Company’s average sales price for oil before the effects of financial hedging was $71.72 per barrel and $54.06 per barrel for the three months ended June 30, 2010 and 2009, respectively, and $69.67 per barrel and $46.63 per barrel for the six months ended June 30, 2010 and 2009, respectively.

(10)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. These amounts exclude the effects of our proportionate share of lease operating expenses associated with certain allocations of production revenue to investor partners within our investor partnerships. Including the effects of these costs, lease operating expenses per Mcfe were $0.75 per Mcfe ($0.89 per Mcfe for total production costs) and $0.78 per Mcfe ($0.92 per Mcfe for total production costs) for the three months ended June 30, 2010 and 2009, respectively, and $0.72 per Mcfe ($0.89 per Mcfe for total production costs) and $0.84 per Mcfe ($1.01 per Mcfe for total production costs) for the six months ended June 30, 2010 and 2009, respectively.

ATLAS ENERGY, INC.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	June 30, 2010				December 31, 2009
	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Consolidated		Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Consolidated
Total debt	$690,259	$1,208,360	$1,898,619		$786,390	$1,262,182	$2,048,572
Less: Cash	(91,694)	(210)	(91,904)		(19,525)	(1,102)	(20,627)

Total net debt	598,565	1,208,150	1,806,715		766,865	1,261,080	2,027,945
Shareholders’ equity	1,333,871	735,007	1,949,335	(1)	1,123,481	690,726	1,703,516	(1)

Total capitalization	$1,932,436	$1,943,157	$3,756,050		$1,890,346	$1,951,806	$3,731,461

Ratio of net debt to capitalization	0.31x				0.41x

(1)	Net of eliminated amounts.

ATLAS ENERGY, INC.

CAPITAL EXPENDITURE DATA

(unaudited; in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010		2009(1)	2010		2009(1)
Atlas Energy	$90,262	(2)	$39,206	$160,261	(2)	$96,413
Atlas Pipeline Partners	15,786		58,298	26,700		130,494

Consolidated capital expenditures	$106,048		$97,504	$186,961		$226,907

(1)	Restated to reflect amounts reclassified to discontinued operations due to APL’s sale of its NOARK gas gathering and interstate pipeline system.
(2)

Capital expenditures for the three and six months ended June 30, 2010 include approximately $27 million for acreage acquired upon completion of the Company’s joint venture with Reliance, and which was funded with cash proceeds from the closing of the transaction.

ATLAS ENERGY, INC.

Financial Information

(unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
E&P Operations:
Gas and oil production margin(1)	$55,940	$86,287	$127,975	$145,252
Well construction and completion margin	6,613	9,666	17,694	26,637
Administration and oversight margin	1,865	2,642	3,912	6,495
Well services margin	3,046	2,686	5,780	5,355
Gathering	(1,427)	(2,089)	(4,637)	(4,846)

E&P Operations Gross Margin	66,037	99,192	150,724	178,893
Cash general and administrative expenses(2)	(14,555)	(11,923)	(30,919)	(26,434)
Other, net	976	(1,466)	1,775	(1,419)

E&P Operations Adjusted EBITDA(3)	52,458	85,803	121,580	151,040
Cash interest expense(4)	(15,579)	(14,094)	(32,545)	(26,384)

E&P Operations Discretionary Cash Flow(3)	36,879	71,709	89,035	124,656
Capital expenditures	(90,262)	(39,206)	(160,261)	(96,413)

E&P Operations Free Cash Flow(3) (5)	$(53,383)	$32,503	$(71,226)	$28,243

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation of non-GAAP measures to net income attributable to common shareholders(3) :
E&P Operations Discretionary Cash Flow	$36,879	$71,709	$89,035	$124,656
Atlas Pipeline and Atlas Pipeline Holdings net income (loss) attributable to common shareholders	(742)	11,640	(1,603)	8,847
Income tax provision	(113,229)	(3,677)	(111,821)	(6,271)
Non-recurring Merger costs	—	(644)	—	(644)
Depreciation, depletion and amortization	(30,467)	(27,273)	(56,975)	(55,300)
Amortization of deferred finance costs	(1,408)	(1,002)	(2,474)	(1,667)
Non-cash stock compensation expense	(3,960)	(1,778)	(7,823)	(5,021)
Non-cash net gain (loss) on asset sales	288,641	(4,250)	285,699	(4,250)
Income attributable to ATN non-controlling interests(6)	(14)	(6,338)	(29)	(15,716)
Adjustments to reflect the cash impact of derivatives(1)	152	(29,019)	(20,258)	(30,623)

Net income attributable to common shareholders	$175,852	$9,368	$173,751	$14,011

(1)

Includes adjustments to reflect the cash impact of derivatives, including (i) $20.1 million of cash proceeds received in January 2010 from the early settlement of natural gas and oil derivative positions, (ii) $28.5 million of cash proceeds received in May 2009 from the early settlement of natural gas and oil derivative positions and (iii) adjustments related to cash proceeds received and payments made in June 2007 from the settlement of ineffective derivatives associated with the acquisition of the Company’s Michigan operations.

(2)	Excludes non-cash stock-compensation expense.
(3)

Adjusted EBITDA, discretionary cash flow and free cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of the Company believes that adjusted EBITDA, discretionary cash flow and free cash flow provide additional information for evaluating the Company’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within Atlas Energy Resources’ financial covenants under its credit facility. Adjusted EBITDA, discretionary cash flow and free cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(4)	Excludes non-cash amortization of deferred financing costs.
(5)	Excludes the impact of cash distributions paid by Atlas Energy Resources, LLC to its non-controlling interests for periods prior to the Merger on September 29, 2009.
(6)	Represents the non-controlling interests in the net income of Atlas Energy Resources, LLC prior to the Merger on September 29, 2009.

ATLAS ENERGY, INC.

Financial Information

(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation of net income attributable to common shareholders to non-GAAP measure(1):
Net income attributable to common shareholders	$175,852	$9,368	$173,751	$14,011
Atlas Pipeline and Atlas Pipeline Holdings (income) loss attributable to common shareholders	742	(11,640)	1,603	(8,847)
Non-recurring Merger costs	—	644	—	644
Adjustments to reflect the cash impact of derivatives	(152)	29,019	20,258	30,623
Non-cash net (gain) loss on asset sales	(288,641)	4,250	(285,699)	4,250
Non-cash stock compensation expense	3,960	1,778	7,823	5,021
Adjustment to non-controlling interests for the above items	—	(18,279)	—	(19,897)
Tax effect of the above items	111,274	(2,262)	100,008	(4,622)

Adjusted net income attributable to common shareholders	$3,035	$12,878	$17,744	$21,183

Basic	$0.04	$0.33	$0.23	$0.54
Diluted	$0.04	$0.32	$0.22	$0.53
Weighted average common shares outstanding:
Basic	78,350	39,432	78,275	39,297
Diluted	81,373	39,803	81,217	39,717
Adjusted net income attributable to common shareholders	$3,035	$12,878	$17,744	$21,183
Adjustment to remove non-controlling interests for Atlas Energy Resources, LLC (2)	—	24,617	—	35,613
Tax effect of the above item	—	(9,647)	—	(13,956)

Pro forma adjusted net income attributable to common shareholders	$3,035	$27,848	$17,744	$42,840

Pro forma adjusted net income attributable to common shareholders per share:
Basic	$0.04	$0.36	$0.23	$0.55
Diluted	$0.04	$0.35	$0.22	$0.54
Pro forma weighted average common shares outstanding(3):
Basic	78,350	78,208	78,275	78,073
Diluted	81,373	78,579	81,217	79,047

(1)

Adjusted net income attributable to common shareholders is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. Management of the Company believes that the above financial measure provides additional information with respect to the Company’s ability to meet its capital expense and working capital requirements. Adjusted net income is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for revenues, net income or cash flows from operating activities prepared in accordance with GAAP.

(2)

Adjusted to reflect the Merger on September 29, 2009, through which the Company issued 38.8 million shares of its common stock in exchange for the 33.4 million Class B common units of ATN not previously held by the Company. The Merger effectively removes the non-controlling interests in the net income of ATN upon the completion of the transaction.

(3)

Consists of the historical basic and diluted weighted average shares of the Company for the respective period, adjusted for the 38.8 million shares of the Company’s common stock issued in connection with the Merger.

ATLAS ENERGY, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2010

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Revenues:
Gas and oil production	$69,188	$—	$—	$69,188
Well construction and completion	43,295	—	—	43,295
Transmission, gathering and processing	5,778	245,639	—	251,417
Administration and oversight	1,865	—	—	1,865
Well services	5,743	—	—	5,743
Gain on mark-to-market derivatives	75	7,997	—	8,072
Other, net	901	3,456	(497)	3,860

Total revenues	126,845	257,092	(497)	383,440

Costs and expenses:
Gas and oil production	13,096	—	—	13,096
Well construction and completion	36,682	—	—	36,682
Transmission, gathering and processing	7,205	202,722	—	209,927
Well services	2,697	—	—	2,697
General and administrative	18,515	6,821	—	25,336
Depreciation, depletion and amortization	30,467	22,899	—	53,366

Total costs and expenses	108,662	232,442	—	341,104

Operating income	18,183	24,650	(497)	42,336
Gain on asset sales	288,641	2	—	288,643
Interest expense	(16,987)	(25,106)	497	(41,596)

Income (loss) from continuing operations before income tax provision	289,837	(454)	—	289,383
Income tax provision	113,229	—	—	113,229

Net income (loss) from continuing operations	176,608	(454)	—	176,154
Discontinued operations	—	—	—	—

Net income (loss)	176,608	(454)	—	176,154
Income attributable to non-controlling interests – E&P Operations	(14)	—	—	(14)
Income attributable to non-controlling interests – Atlas Pipeline and Atlas Pipeline Holdings	—	(946)	658	(288)

Net income (loss) attributable to common shareholders	$176,594	$(1,400)	$658	$175,852

ATLAS ENERGY, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2009

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Revenues:
Gas and oil production	$69,979	$—	$—	$69,979
Well construction and completion	63,367	—	—	63,367
Transmission, gathering and processing	5,389	187,331	(6,617)	186,103
Administration and oversight	2,642	—	—	2,642
Well services	4,806	—	—	4,806
Loss on mark-to-market derivatives	—	(18,593)	—	(18,593)
Other, net	(1,466)	3,430	—	1,964

Total revenues	144,717	172,168	(6,617)	310,268

Costs and expenses:
Gas and oil production	12,711	—	(2,908)	9,803
Well construction and completion	53,701	—	—	53,701
Transmission, gathering and processing	7,478	146,594	(3,709)	150,363
Well services	2,120	—	—	2,120
General and administrative	14,345	7,312	—	21,657
Depreciation, depletion and amortization	27,273	22,999	—	50,272

Total costs and expenses	117,628	176,905	(6,617)	287,916

Operating income (loss)	27,089	(4,737)	—	22,352
(Loss) gain on asset sales	(4,250)	109,941	—	105,691
Interest expense	(15,096)	(26,852)	—	(41,948)

Income from continuing operations before income tax provision	7,743	78,352	—	86,095
Income tax provision	3,677	—	—	3,677

Net income from continuing operations	4,066	78,352	—	82,418
Discontinued operations	—	51,292	—	51,292

Net income	4,066	129,644	—	133,710
Income attributable to non-controlling interests – E&P Operations	(6,338)	—	—	(6,338)
Income attributable to non-controlling interests – Atlas Pipeline and Atlas Pipeline Holdings	—	(653)	(117,351)	(118,004)

Net income (loss) attributable to common shareholders	$(2,272)	$128,991	$(117,351)	$9,368

ATLAS ENERGY, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2010

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Revenues:
Gas and oil production	$133,097	$—	$—	$133,097
Well construction and completion	115,937	—	—	115,937
Transmission, gathering and processing	10,239	520,844	—	531,083
Administration and oversight	3,912	—	—	3,912
Well services	11,055	—	—	11,055
Gain on mark-to-market derivatives	75	12,130	—	12,205
Other, net	1,700	7,396	(979)	8,117

Total revenues	276,015	540,370	(979)	815,406

Costs and expenses:
Gas and oil production	25,380	—	—	25,380
Well construction and completion	98,243	—	—	98,243
Transmission, gathering and processing	14,876	425,108	—	439,984
Well services	5,275	—	—	5,275
General and administrative	38,742	17,405	—	56,147
Depreciation, depletion and amortization	56,975	45,645	—	102,620

Total costs and expenses	239,491	488,158	—	727,649

Operating income	36,524	52,212	(979)	87,757
Gain (loss) on asset sales	285,699	(65)	—	285,634
Interest expense	(35,019)	(52,155)	979	(86,195)

Income (loss) from continuing operations before income tax provision	287,204	(8)	—	287,196
Income tax provision	111,821	—	—	111,821

Net income (loss) from continuing operations	175,383	(8)	—	175,375
Discontinued operations	—	—	—	—

Net income (loss)	175,383	(8)	—	175,375
Income attributable to non-controlling interests – E&P Operations	(29)	—	—	(29)
(Income) loss attributable to non-controlling interests – Atlas Pipeline and Atlas Pipeline Holdings	—	(2,263)	668	(1,595)

Net income (loss) attributable to common shareholders	$175,354	$(2,271)	$668	$173,751

ATLAS ENERGY, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2009

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Revenues:
Gas and oil production	$141,922	$—	$—	$141,922
Well construction and completion	175,735	—	—	175,735
Transmission, gathering and processing	10,112	356,424	(16,766)	349,770
Administration and oversight	6,495	—	—	6,495
Well services	9,899	—	—	9,899
Loss on mark-to-market derivatives	—	(18,277)	—	(18,277)
Other, net	(1,419)	8,264	—	6,845

Total revenues	342,744	346,411	(16,766)	672,389

Costs and expenses:
Gas and oil production	27,293	—	(6,204)	21,089
Well construction and completion	149,098	—	—	149,098
Transmission, gathering and processing	14,958	298,494	(10,562)	302,890
Well services	4,544	—	—	4,544
General and administrative	32,099	17,454	—	49,553
Depreciation, depletion and amortization	55,300	45,667	—	100,967

Total costs and expenses	283,292	361,615	(16,766)	628,141

Operating income (loss)	59,452	(15,204)	—	44,248
(Loss) gain on asset sales	(4,250)	109,941	—	105,691
Interest expense	(28,051)	(48,517)	—	(76,568)

Income from continuing operations before income tax provision	27,151	46,220	—	73,371
Income tax provision	6,271	—	—	6,271

Net income from continuing operations	20,880	46,220	—	67,100
Discontinued operations	—	59,769	—	59,769

Net income	20,880	105,989	—	126,869
Income attributable to non-controlling interests – E&P Operations	(15,716)	—	—	(15,716)
Income attributable to non-controlling interests – Atlas Pipeline and Atlas Pipeline Holdings	—	(1,122)	(96,020)	(97,142)

Net income attributable to common shareholders	$5,164	$104,867	$(96,020)	$14,011

ATLAS ENERGY, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

June 30, 2010

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$91,694	$210	$—	$91,904
Accounts receivable	139,994	53,824	(33,381)	160,437
Current portion of derivative asset	85,754	8,872	—	94,626
Prepaid expenses and other	15,868	15,722	—	31,590
Prepaid and deferred taxes	—	—	—	—

Total current assets	333,310	78,628	(33,381)	378,557
Property, plant and equipment, net	1,971,220	1,679,581	—	3,650,801
Goodwill and intangible assets, net	37,684	155,313	—	192,997
Long-term derivative asset	110,928	513	—	111,441
Investment in Laurel Mountain joint venture	—	134,504	—	134,504
Long-term portion of deferred tax asset	—	—	—	—
Investment in subsidiaries	119,543	—	(119,543)	—
Other assets, net	54,198	30,760	—	84,958

	$2,626,883	$2,079,299	$(152,924)	$4,553,258

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$33,981	$(33,381)	$600
Accounts payable	94,890	19,602	—	114,492
Liabilities associated with drilling contracts	36,012	—	—	36,012
Accrued producer liabilities	—	60,201	—	60,201
Current portion of derivative liability	4,106	1,019	—	5,125
Current portion of derivative payable to Partnerships	28,610	—	—	28,610
Accrued interest	28,037	2,579	—	30,616
Accrued well drilling and completion costs	81,539	—	—	81,539
Current portion of deferred tax liability	23,554	—	—	23,554
Leasehold acquisition liability	41,949	—	—	41,949
Accrued and other current liabilities	24,972	14,056	—	39,028

Total current liabilities	363,669	131,438	(33,381)	461,726
Long-term debt, less current portion	690,259	1,207,760	—	1,898,019
Long-term derivative liability	39,768	4,778	—	44,546
Long-term derivative payable to Partnerships	40,362	—	—	40,362
Long-term portion of deferred tax liability	99,261	—	—	99,261
Other long-term liabilities	59,693	316	—	60,009
Shareholders’ equity:
Shareholders’ equity (deficit)	1,247,788	(3,978)	3,978	1,247,788
Accumulated other comprehensive income (loss)	85,929	(27,757)	27,757	85,929

	1,333,717	(31,735)	31,735	1,333,717
Non-controlling interests	154	766,742	(151,278)	615,618

Total shareholders’ equity	1,333,871	735,007	(119,543)	1,949,335

	$2,626,883	$2,079,299	$(152,924)	$4,553,258

ATLAS ENERGY, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2009

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$19,525	$1,102	$—	$20,627
Accounts receivable	98,687	98,416	(24,255)	172,848
Current portion of derivative asset	73,066	998	—	74,064
Subscriptions receivable from Partnerships	47,275	—	—	47,275
Prepaid expenses and other	15,606	15,404	—	31,010
Prepaid and deferred taxes	1,559	—	—	1,559

Total current assets	255,718	115,920	(24,255)	347,383
Property, plant and equipment, net	1,871,418	1,684,384	—	3,555,802
Goodwill and intangible assets, net	38,039	168,091	—	206,130
Long-term derivative asset	58,930	361	—	59,291
Investment in Laurel Mountain joint venture	—	132,990	—	132,990
Long-term portion of deferred tax asset	29,734	—	—	29,734
Investment in subsidiaries	110,691	—	(110,691)	—
Other assets, net	40,719	34,114	—	74,833

	$2,405,249	$2,135,860	$(134,946)	$4,406,163

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$32,255	$(24,255)	$8,000
Accounts payable	76,820	22,928	—	99,748
Liabilities associated with drilling contracts	122,532	—	—	122,532
Accrued producer liabilities	—	66,211	—	66,211
Current portion of derivative liability	4,652	33,833	—	38,485
Current portion of derivative payable to Partnerships	22,382	—	—	22,382
Accrued interest	29,245	9,653	—	38,898
Accrued well drilling and completion costs	89,261	—	—	89,261
Current portion of deferred tax liability	26,415	—	—	26,415
Accrued and other current liabilities	31,594	14,548	—	46,142

Total current liabilities	402,901	179,428	(24,255)	558,074
Long-term debt, less current portion	786,390	1,254,182	—	2,040,572
Long-term derivative liability	14,315	11,126	—	25,441
Long-term derivative payable to Partnerships	22,380	—	—	22,380
Other long-term liabilities	55,782	398	—	56,180
Shareholders’ equity:
Shareholders’ equity (deficit)	1,065,290	(7,755)	7,755	1,065,290
Accumulated other comprehensive income (loss)	58,022	(6,550)	6,550	58,022

	1,123,312	(14,305)	14,305	1,123,312
Non-controlling interests	169	705,031	(124,996)	580,204

Total shareholders’ equity	1,123,481	690,726	(110,691)	1,703,516

	$2,405,249	$2,135,860	$(134,946)	$4,406,163

ATLAS ENERGY RESOURCES, LLC

STAND-ALONE CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(unaudited; in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Gas and oil production	$69,188	$69,979	$133,097	$141,922
Well construction and completion	43,295	63,367	115,937	175,735
Gathering	5,778	5,389	10,239	10,112
Administration and oversight	1,865	2,642	3,912	6,495
Well services	5,743	4,806	11,055	9,899
Other, net	862	—	1,071	79

Total revenues	126,731	146,183	275,311	344,242

Costs and expenses:
Gas and oil production	13,096	12,711	25,380	27,292
Well construction and completion	36,682	53,701	98,243	149,098
Gathering	7,205	6,485	14,876	10,978
Well services	2,697	2,120	5,275	4,544
General and administrative	12,748	12,268	27,062	26,817
Depreciation, depletion and amortization	30,467	27,275	56,975	55,303

Total costs and expenses	102,895	114,560	227,811	274,032

Operating income	23,836	31,623	47,500	70,210
Gain (loss) on asset sales	288,641	(4,250)	285,699	(4,250)
Interest expense	(16,987)	(15,124)	(35,019)	(28,108)

Net income	295,490	12,249	298,180	37,852
Income attributable to non-controlling interests	(14)	(15)	(29)	(30)

Net income attributable to owner’s/members’ interests	$295,476	$12,234	$298,151	$37,822

Allocation of net income attributable to owner’s/members’ interests:
Portion allocable to members’ interests (period prior to Merger on September 29, 2009)	$—	$12,234	$—	$37,822
Portion allocable to owner’s interest (period subsequent to Merger on September 29, 2009)	295,476	—	298,151	—

Net income attributable to owner’s/members’ interests	$295,476	$12,234	$298,151	$37,822

Allocation of net income attributable to members’ interests:
Class A member’s units	$—	$245	$—	$825
Class B members’ units	—	11,989	—	36,997

Net income attributable to members’ interests	$—	$12,234	$—	$37,822

Net income attributable to Class B members per unit:
Basic	$—	$0.19	$—	$0.70

Diluted	$—	$0.19	$—	$0.70

Weighted average Class B members’ units outstanding:
Basic	—	63,381	—	63,381

Diluted	—	63,381	—	63,381

ATLAS ENERGY RESOURCES, LLC

STAND-ALONE CONDENSED CONSOLIDATED BALANCE SHEET DATA

(unaudited; in thousands)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$89,007	$3,640
Accounts receivable	81,128	71,058
Receivable from Reliance	16,781	—
Current portion of derivative receivable from Partnerships	450	270
Current portion of derivative asset	85,754	73,066
Subscriptions receivable from Partnerships	—	47,275
Prepaid expenses and other	15,609	15,621

Total current assets	288,729	210,930
Property, plant and equipment, net	1,971,220	1,871,418
Other assets, net	20,108	20,906
Advances to affiliates	27,508	5,689
Long-term derivative asset	110,928	58,930
Long-term portion of derivative receivable from Partnerships	11,273	2,841
Intangible assets, net	2,518	2,873
Goodwill, net	35,166	35,166

	$2,467,450	$2,208,753

LIABILITIES AND OWNER’S EQUITY
Current liabilities:
Accounts payable	$94,953	$76,993
Accrued interest	28,037	29,245
Accrued liabilities	11,385	14,308
Liabilities associated with drilling contracts	36,012	122,532
Accrued well drilling and completion costs	81,539	89,261
Leasehold acquisition liability	41,949	—
Current portion of derivative payable to Partnerships	28,610	22,382
Current portion of derivative liability	4,106	4,652

Total current liabilities	326,591	359,373
Long-term debt, less current portion	690,259	786,390
Long-term derivative payable to Partnerships	40,362	22,380
Long-term derivative liability	39,768	14,315
Asset retirement obligations	53,455	51,813
Commitments and contingencies
Owner’s equity:
Owner’s equity	1,171,321	873,170
Accumulated other comprehensive income	145,540	101,143

	1,316,861	974,313
Non-controlling interests	154	169

Total owner’s equity	1,317,015	974,482

	$2,467,450	$2,208,753

ATLAS ENERGY, INC.

Ownership Interests Summary

Atlas Energy Ownership Interests as of June 30, 2010:	Amount	Overall Ownership Interest Percentage
ATLAS PIPELINE HOLDINGS(1):
General partner interest	100%	N/A
Common units	17,808,109	64.3%

Total		64.3%

ATLAS PIPELINE:
Atlas Energy directly-owned common units	1,112,000	2.1%
Atlas Pipeline 12% Cumulative Preferred Units ($1,000 par value)	8,000	N/A
LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate ownership interest		18.0%
(1) Atlas Pipeline Holdings directly owns the following ownership interests in Atlas Pipeline Partners:
General partner interest	100%	1.9%
Common units	5,754,253	10.8%
Incentive distribution rights	100%	N/A

Total Atlas Pipeline Holdings direct ownership interests in Atlas Pipeline		12.7%